Exhibit 99.1

KKR & Co. L.P. Announces Second Quarter 2014 Results

Exit Activity Drives Record Total Distributable Earnings

GAAP net income (loss) attributable to KKR & Co. L.P. was $178.2 million and $388.3 million for the quarter and six months ended June 30, 2014, respectively, up from $15.1 million and $208.6 million in the comparable periods of 2013.

Total distributable earnings was $701.0 million and $1,147.8 million for the quarter and six months ended June 30, 2014, respectively, up from $403.8 million and $694.4 million in the comparable periods of 2013.

Distribution per common unit was $0.67 and $1.10 for the quarter and six months ended June 30, 2014, respectively, up from $0.42 and $0.69 in the comparable periods of 2013.

Economic net income (“ENI”) was $501.6 million and $1,131.8 million for the quarter and six months ended June 30, 2014, respectively, up from $144.4 million and $792.2 million in the comparable periods of 2013.

ENI after taxes per adjusted unit was $0.62 and $1.43 for the quarter and six months ended June 30, 2014, respectively, up from $0.18 and $1.06 in the comparable periods of 2013. (1)

ENI after taxes and equity-based charges per adjusted unit was $0.57 and $1.32 for the quarter and six months ended June 30, 2014, respectively, up from $0.15 and $0.99 for the quarter and six months ended June 30, 2013. (1)

Fee and yield earnings were $154.2 million and $317.0 million for the quarter and six months ended June 30, 2014, respectively, up from $101.0 million and $188.5 million in the comparable periods of 2013.

Book value was $10.4 billion on a total reportable segment basis as of June 30, 2014 or $12.52 per adjusted unit.

Return on equity and cash return on equity were 28.7% and 22.2%, respectively, on a trailing twelve month basis.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $98.0 billion and $79.7 billion as of June 30, 2014, respectively.

Previously announced acquisition of KFN has closed.

NEW YORK--(BUSINESS WIRE)--July 24, 2014--KKR & Co. L.P. (NYSE:KKR) today reported its second quarter 2014 results.

On April 30, 2014, KKR completed its acquisition of KKR Financial Holdings LLC (“KFN”). Through the acquisition, KKR increased the scale, liquidity, and yield profile of its balance sheet and added over $2 billion of net assets to support the continued growth of its business.

For the three, six and trailing twelve months ended June 30, 2014, the carrying value of our private equity portfolio appreciated 5.0%, 9.3%, and 23.7%, respectively.

KKR declares a distribution of $0.67 per common unit, which includes $0.41 of realized cash carry, the 17th consecutive quarter that realized cash carry has been a component of the distribution.

“Our realization activity in the second quarter drove the highest cash carry and total distributable earnings we’ve reported since going public, contributing to a quarterly distribution of $0.67. Additionally, our cash flow generation, investment performance, and balance sheet income resulted in a 29% return on equity and 22% cash return on equity over the last twelve months,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We also closed the KFN acquisition in the second quarter, bringing us recurring cash earnings and more permanent capital to grow the firm.”

_________________________________________________________________________________________________

Note: Certain financial measures, including FRE, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) Prospectively, KKR plans to only report ENI after taxes and equity-based charges per adjusted unit

GAAP RESULTS

GAAP results for the quarter and six months ended June 30, 2014, included net income attributable to KKR & Co. L.P. of $178.2 million and $388.3 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.43 and $1.06, respectively, on a diluted basis. For the quarter and six months ended June 30, 2013, net income attributable to KKR & Co. L.P. was $15.1 million and $208.6 million, respectively, and net income attributable to KKR & Co. L.P. per common unit was $0.05 and $0.72, respectively, on a diluted basis. The increases in both comparable periods were primarily due to (i) an increase in investment income; (ii) higher transaction fees; and (iii) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business.

SEGMENT RESULTS*

Private Markets

AUM was $59.4 billion as of June 30, 2014, a decrease of $1.1 billion, or 1.8%, compared to AUM of $60.5 billion as of March 31, 2014. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations which were partially offset by appreciation in the fair value of our private equity portfolio and new capital raised.

FPAUM was $46.2 billion as of June 30, 2014, a decrease of $2.0 billion, or 4.1%, compared to FPAUM of $48.2 billion as of March 31, 2014. The decrease was primarily attributable to the bankruptcy filing of Energy Future Holdings during the second quarter, and to a lesser extent, distributions to the limited partners of our private equity funds arising from realizations. These decreases were partially offset by new capital raised.

Total segment revenues were $642.9 million for the quarter ended June 30, 2014, an increase of $445.1 million compared to total segment revenues of $197.8 million for the quarter ended June 30, 2013. Total segment revenues were $1,373.6 million for the six months ended June 30, 2014, an increase of $354.7 million compared to total segment revenues of $1,018.9 million for the six months ended June 30, 2013. The increase in both comparable periods was principally attributable to a higher level of net carried interest and total investment income reflecting a higher level of appreciation in our private equity portfolio.

ENI was $376.2 million for the quarter ended June 30, 2014, an increase of $297.7 million compared to ENI of $78.5 million for the quarter ended June 30, 2013. ENI was $861.6 million for the six months ended June 30, 2014, an increase of $217.1 million compared to ENI of $644.5 million for the six months ended June 30, 2013. The increase in both comparable periods was principally attributable to a higher level of net carried interest and total investment income reflecting a higher level of appreciation in our private equity portfolio. The increased total segment revenues were partially offset by higher total segment expenses reflecting an increase in allocations to the carry pool driven by a higher level of carried interest recognized during the 2014 periods.

Public Markets

AUM was $38.5 billion as of June 30, 2014, a decrease of $3.3 billion, or 7.9%, compared to AUM of $41.8 billion as of March 31, 2014. FPAUM was $33.5 billion as of June 30, 2014, a decrease of $1.9 billion, or 5.4%, compared to FPAUM of $35.4 billion as of March 31, 2014. For both AUM and FPAUM, the decreases were primarily attributable to the acquisition of KFN which decreased AUM by approximately $4.5 billion and FPAUM by approximately $2.7 billion, partially offset by new capital raised and appreciation in net asset values in our public markets strategies.

Total segment revenues were $157.2 million for the quarter ended June 30, 2014, an increase of $76.6 million compared to total segment revenues of $80.6 million for the quarter ended June 30, 2013. Total segment revenues were $302.8 million for the six months ended June 30, 2014, an increase of $117.0 million compared to total segment revenues of $185.8 million for the six months ended June 30, 2013. The increase in both comparable periods was principally attributable to higher total investment income primarily relating to the inclusion of KFN during the 2014 periods beginning on May 1, 2014 and to a lesser extent higher management fees reflecting new capital raised.

ENI was $105.6 million for the quarter ended June 30, 2014, an increase of $62.4 million compared to ENI of $43.2 million for the quarter ended June 30, 2013. ENI was $203.4 million for the six months ended June 30, 2014, an increase of $92.7 million compared to ENI of $110.7 million for the six months ended June 30, 2013. The increase in both comparable periods was principally attributable to higher total investment income primarily due to the income generated by KFN’s operations during the 2014 periods beginning on May 1, 2014 and to a lesser extent higher management fees reflecting new capital raised. These increases were partially offset by higher compensation expense.

Capital Markets and Other

Total segment revenues were $34.0 million for the quarter ended June 30, 2014, up slightly when compared to total segment revenues of $32.5 million for the quarter ended June 30, 2013. Total segment revenues were $103.2 million for the six months ended June 30, 2014, an increase of $45.6 million compared to total segment revenues of $57.6 million for the quarter ended June 30, 2013. The increase in total segment revenues in both comparable periods was primarily driven by higher overall capital markets transaction activity.

ENI was $19.8 million for the quarter ended June 30, 2014, a decrease of $3.0 million compared to ENI of $22.8 million for the quarter ended June 30, 2013. The decrease was principally attributable to higher compensation expense. ENI was $66.9 million for the six months ended June 30, 2014, an increase of $30.0 million compared to ENI of $36.9 million for the six months ended June 30, 2013. The increase was principally attributable to higher transaction fees driven by higher overall capital markets transaction activity, partially offset by higher compensation expense.

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* All segment financial information presented in this release reflect a new presentation as of the second quarter of 2014. For example, certain investment income previously reported in our Capital Markets and Principal Activities segment (which is now named Capital Markets and Other) is now reported in either our Private Markets or Public Markets segment, depending upon the nature of such income, and economic net income is presented as total segment revenue less total segment expenses. As a result of the revised presentation, segment information for historical periods has been restated from previously published results and, consequently, is not consistent with such previously reported information. The Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm contains historical segment financial information for the quarter ended March 31, 2014 and each of the quarterly periods in the fiscal year ended December 31, 2013, as revised to give effect to the new presentation.

CAPITAL AND LIQUIDITY

As of June 30, 2014, KKR had $3.4 billion of cash and short-term investments and $2.5 billion of outstanding debt obligations on a total reportable segment basis. In addition, with the acquisition of KFN, KKR reports KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million. KFN’s debt obligations and preferred shares are non-recourse to KKR beyond the assets of KFN. KKR’s availability for borrowings was $750.0 million (which is reduced by an outstanding letter of credit), which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of June 30, 2014.

As of June 30, 2014, KKR’s portion of total uncalled commitments to its investment funds was $976.9 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
Energy Income and Growth Fund	$208,600
North America Fund XI	178,200
Real Estate Partners Americas	141,300
Asian Fund II	62,600
European Fund III	59,800
2006 Fund	57,900
Infrastructure	15,000
Natural Resources	11,600
Other Private Equity Funds	7,700
Co-Investment Vehicles	32,200
Total Private Markets Commitments	774,900

Public Markets
Special Situations Vehicles	120,300
Direct Lending Vehicles	66,300
Mezzanine Fund	13,100
Other Credit Vehicles	2,300
Total Public Markets Commitments	202,000

Total Uncalled Commitments	$976,900

DISTRIBUTION

A distribution of $0.67 per common unit has been declared, comprised of (i) $0.09 per common unit from after-tax FRE, (ii) $0.41 per common unit from realized cash carry, (iii) $0.12 per common unit from KKR’s net realized investment income and (iv) $0.05 per common unit from KFN’s net realized investment income earned for the two months ended June 30, 2014. The distribution will be paid on August 19, 2014 to unitholders of record as of the close of business on August 4, 2014. Please refer to the distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Thursday, July 24, 2014 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 71626990, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee and yield earnings, fee and yield EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila, Avoca or KFN; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 24, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 7, 2014 and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues
Fees	$249,370	$166,376	$552,296	$317,616

Expenses
Compensation and Benefits	358,730	200,602	689,768	531,723
Occupancy and Related Charges	16,059	13,878	31,467	28,399
General, Administrative and Other	210,536	77,542	337,261	171,230
Total Expenses	585,325	292,022	1,058,496	731,352

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,971,850	98,537	3,944,030	2,368,354
Dividend Income	272,902	209,486	369,606	248,955
Interest Income	215,872	128,020	377,832	237,389
Interest Expense	(65,997)	(24,614)	(100,728)	(47,637)
Total Investment Income (Loss)	2,394,627	411,429	4,590,740	2,807,061

Income (Loss) Before Taxes	2,058,672	285,783	4,084,540	2,393,325

Income Taxes	6,176	8,525	27,878	17,881

Net Income (Loss)	2,052,496	277,258	4,056,662	2,375,444

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(6,809)	(7,800)	3,828	16,823
Net Income (Loss) Attributable to
Noncontrolling Interests	1,881,090	269,924	3,664,578	2,150,048

Net Income (Loss) Attributable to KKR & Co. L.P.	$178,215	$15,134	$388,256	$208,573

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.47	$0.06	$1.16	$0.79
Diluted (a)	$0.43	$0.05	$1.06	$0.72
Weighted Average Common Units Outstanding
Basic	377,542,161	271,983,811	335,748,498	264,555,267
Diluted (a)	410,179,838	298,078,764	367,877,049	290,104,942

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(a)

KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$178,674	$195,393	$164,176	$374,067	$317,139
Monitoring Fees	29,610	36,363	28,907	65,973	60,975
Transaction Fees	84,305	163,516	62,785	247,821	103,084
Fee Credits	(49,830)	(84,668)	(34,751)	(134,498)	(57,816)
Total Management, Monitoring and Transaction Fees, Net	242,759	310,604	221,117	553,363	423,382

Performance Fees
Realized Carried Interest	555,488	193,550	269,828	749,038	357,995
Incentive Fees	11,478	17,019	15,590	28,497	34,439
Unrealized Carried Interest	(137,826)	145,647	(206,753)	7,821	115,229
Total Performance Fees	429,140	356,216	78,665	785,356	507,663

Investment Income (Loss)
Net Realized Gains (Losses)	221,661	181,728	147,579	403,389	301,206
Net Unrealized Gains (Losses)	(119,935)	85,759	(139,311)	(34,176)	27,731
Total Realized and Unrealized	101,726	267,487	8,268	369,213	328,937
Net Interest and Dividends	60,432	11,164	2,782	71,596	2,311
Total Investment Income (Loss)	162,158	278,651	11,050	440,809	331,248

Total Segment Revenues	834,057	945,471	310,832	1,779,528	1,262,293

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	91,444	108,915	80,436	200,359	155,598
Realized Allocation to Carry Pool	222,195	77,420	107,931	299,615	143,198
Unrealized Allocation to Carry Pool	(53,435)	58,690	(81,395)	5,255	52,842
Total Compensation and Benefits	260,204	245,025	106,972	505,229	351,638
Occupancy and related charges	14,757	14,189	13,067	28,946	26,389
Other operating expenses	54,311	52,801	45,027	107,112	89,657
Total Segment Expenses	329,272	312,015	165,066	641,287	467,684

Income (Loss) attributable to noncontrolling interests	3,206	3,202	1,323	6,408	2,424

Economic Net Income (Loss)	$501,579	$630,254	$144,443	$1,131,833	$792,185

Provision for Income Taxes	6,330	36,581	13,486	42,911	33,603

Economic Net Income (Loss), After Taxes (a)	$495,249	$593,673	$130,957	$1,088,922	$758,582

Equity-based Charges	40,877	39,353	25,936	80,230	53,354

Economic Net Income (Loss), After Taxes and Equity-based Charges	$454,372	$554,320	$105,021	$1,008,692	$705,228

Economic Net Income (Loss), After Taxes and Equity-based Charges Per Adjusted Unit	$0.57	$0.77	$0.15	$1.32	$0.99

Weighted Average Adjusted Units (Fully Diluted Basis) (a)	800,747,528	724,579,220	715,453,358	762,873,784	713,353,287

Assets Under Management	$97,957,900	$102,277,500	$83,500,900	$97,957,900	$83,500,900
Fee Paying Assets Under Management	$79,656,300	$83,611,600	$67,956,400	$79,656,300	$67,956,400
Committed Dollars Invested and Syndicated Capital	$2,345,500	$3,377,300	$1,889,400	$5,722,800	$2,713,800
Uncalled Commitments	$19,784,200	$19,985,100	$21,364,400	$19,784,200	$21,364,400

Other Information
Fee Related Earnings	$93,725	$151,718	$98,177	$245,443	$186,177
Plus: Net interest and dividends	60,432	11,164	2,782	71,596	2,311
Fee and Yield Earnings (a)	$154,157	$162,882	$100,959	$317,039	$188,488
Plus: Depreciation and amortization	4,140	4,035	3,708	8,175	7,389
Plus: Core Interest Expense	19,205	18,400	16,210	37,605	32,443
Fee and Yield EBITDA (a)	$177,502	$185,317	$120,877	$362,819	$228,320

Total Distributable Earnings (a)	$700,973	$446,808	$403,776	$1,147,781	$694,390

GAAP interest expense	$65,997	$34,731	$24,614	$100,728	$47,637
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	46,792	16,331	8,404	63,123	15,194
Core Interest Expense (a)	$19,205	$18,400	$16,210	$37,605	$32,443

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(a)

See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$111,542	$123,039	$114,700	$234,581	$221,305
Monitoring Fees	29,610	36,363	28,907	65,973	60,975
Transaction Fees	45,340	93,020	25,231	138,360	41,643
Fee Credits	(43,478)	(80,338)	(29,547)	(123,816)	(50,556)
Total Management, Monitoring and Transaction Fees, Net	143,014	172,084	139,291	315,098	273,367

Performance Fees
Realized Carried Interest	555,488	168,800	269,828	724,288	357,995
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	(163,564)	145,776	(217,544)	(17,788)	84,039
Total Performance Fees	391,924	314,576	52,284	706,500	442,034

Investment Income (Loss)
Net Realized Gains (Losses)	207,892	176,198	148,827	384,090	297,689
Net Unrealized Gains (Losses)	(122,729)	70,673	(138,758)	(52,056)	15,884
Total Realized and Unrealized	85,163	246,871	10,069	332,034	313,573
Net Interest and Dividends	22,760	(2,808)	(3,868)	19,952	(10,066)
Total Investment Income (Loss)	107,923	244,063	6,201	351,986	303,507

Total Segment Revenues	642,861	730,723	197,776	1,373,584	1,018,908

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	56,522	66,898	51,516	123,420	99,517
Realized Allocation to Carry Pool	222,195	67,520	107,931	289,715	143,198
Unrealized Allocation to Carry Pool	(63,730)	58,743	(85,711)	(4,987)	40,366
Total Compensation and Benefits	214,987	193,161	73,736	408,148	283,081
Occupancy and related charges	11,764	11,560	11,143	23,324	22,568
Other operating expenses	39,589	40,059	33,988	79,648	67,930
Total Segment Expenses	266,340	244,780	118,867	511,120	373,579

Income (Loss) attributable to noncontrolling interests	335	515	411	850	809

Economic Net Income (Loss)	$376,186	$485,428	$78,498	$861,614	$644,520

Assets Under Management	$59,417,000	$60,520,300	$54,452,400	$59,417,000	$54,452,400
Fee Paying Assets Under Management	$46,167,300	$48,211,000	$45,907,500	$46,167,300	$45,907,500
Committed Dollars Invested	$1,454,400	$2,551,800	$1,314,000	$4,006,200	$1,912,500
Uncalled Commitments	$17,109,800	$18,256,800	$19,972,800	$17,109,800	$19,972,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$67,132	$72,354	$49,476	$139,486	$95,834
Monitoring Fees	-	-	-	-	-
Transaction Fees	7,350	6,022	7,243	13,372	10,349
Fee Credits	(6,352)	(4,330)	(5,204)	(10,682)	(7,260)
Total Management, Monitoring and Transaction Fees, Net	68,130	74,046	51,515	142,176	98,923

Performance Fees
Realized Carried Interest	-	24,750	-	24,750	-
Incentive Fees	11,478	17,019	15,590	28,497	34,439
Unrealized Carried Interest	25,738	(129)	10,791	25,609	31,190
Total Performance Fees	37,216	41,640	26,381	78,856	65,629

Investment Income (Loss)
Net Realized Gains (Losses)	14,284	5,479	(64)	19,763	5,149
Net Unrealized Gains (Losses)	3,751	14,814	(741)	18,565	9,328
Total Realized and Unrealized	18,035	20,293	(805)	38,328	14,477
Net Interest and Dividends	33,822	9,577	3,508	43,399	6,748
Total Investment Income (Loss)	51,857	29,870	2,703	81,727	21,225

Total Segment Revenues	157,203	145,556	80,599	302,759	185,777

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	26,904	26,745	21,990	53,649	41,690
Realized Allocation to Carry Pool	-	9,900	-	9,900	-
Unrealized Allocation to Carry Pool	10,295	(53)	4,316	10,242	12,476
Total Compensation and Benefits	37,199	36,592	26,306	73,791	54,166
Occupancy and related charges	2,544	2,172	1,615	4,716	3,157
Other operating expenses	11,474	8,507	9,147	19,981	16,973
Total Segment Expenses	51,217	47,271	37,068	98,488	74,296

Income (Loss) attributable to noncontrolling interests	385	522	378	907	733

Economic Net Income (Loss)	$105,601	$97,763	$43,153	$203,364	$110,748

Assets Under Management	$38,540,900	$41,757,200	$29,048,500	$38,540,900	$29,048,500
Fee Paying Assets Under Management	$33,489,000	$35,400,600	$22,048,900	$33,489,000	$22,048,900
Committed Dollars Invested	$724,400	$734,100	$370,800	$1,458,500	$535,700
Uncalled Commitments	$2,674,400	$1,728,300	$1,391,600	$2,674,400	$1,391,600
Gross Dollars Invested	$768,200	$989,700	$847,300	$1,757,900	$1,225,300

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND OTHER SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$-	$-	$-	$-	$-
Monitoring Fees	-	-	-	-	-
Transaction Fees	31,615	64,474	30,311	96,089	51,092
Fee Credits	-	-	-	-	-
Total Management, Monitoring and Transaction Fees, Net	31,615	64,474	30,311	96,089	51,092

Performance Fees
Realized Carried Interest	-	-	-	-	-
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	-	-	-	-	-
Total Performance Fees	-	-	-	-	-

Investment Income (Loss)
Net Realized Gains (Losses)	(515)	51	(1,184)	(464)	(1,632)
Net Unrealized Gains (Losses)	(957)	272	188	(685)	2,519
Total Realized and Unrealized	(1,472)	323	(996)	(1,149)	887
Net Interest and Dividends	3,850	4,395	3,142	8,245	5,629
Total Investment Income (Loss)	2,378	4,718	2,146	7,096	6,516

Total Segment Revenues	33,993	69,192	32,457	103,185	57,608

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	8,018	15,272	6,930	23,290	14,391
Realized Allocation to Carry Pool	-	-	-	-	-
Unrealized Allocation to Carry Pool	-	-	-	-	-
Total Compensation and Benefits	8,018	15,272	6,930	23,290	14,391
Occupancy and related charges	449	457	309	906	664
Other operating expenses	3,248	4,235	1,892	7,483	4,754
Total Segment Expenses	11,715	19,964	9,131	31,679	19,809

Income (Loss) attributable to noncontrolling interests	2,486	2,165	534	4,651	882

Economic Net Income (Loss)	$19,792	$47,063	$22,792	$66,855	$36,917

Syndicated Capital	$166,700	$91,400	$204,600	$258,100	$265,600

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of June 30, 2014		As of December 31, 2013

Cash and short-term investments	$3,375,164		$2,161,097
Investments	8,125,042	(a)	4,980,265
Unrealized carry	1,207,172	(b)	1,179,338	(b)
Other assets	746,828		662,357
Total assets	$13,454,206		$8,983,057

Debt obligations - KKR	$1,500,000		$1,000,000
Debt obligations - KFN	657,310		-
Preferred shares - KFN	373,750		-
Other liabilities	356,874		149,196
Total liabilities	2,887,934		1,149,196
Noncontrolling interests	122,686		71,261

Book value	$10,443,586		$7,762,600
Book value per adjusted unit	$12.52		$10.83

(a) See schedule of investments that follows on the next page.

(b) Unrealized Carry	As of June 30, 2014		As of December 31, 2013
Private Markets	$1,129,463		$1,116,996
Public Markets	77,709		62,342
Total	$1,207,172		$1,179,338

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of June 30, 2014
Investments	Cost	Fair Value	Fair Value as a Percentage of Investments

Private Equity Co-Investments	$1,522,326	$2,032,431	25%
Private Equity Funds	970,662	1,190,723	15%
Private Equity Total	2,492,988	3,223,154	40%

Energy	794,981	787,389	10%
Real Estate	280,432	293,896	3%
Infrastructure	49,545	53,916	1%
Real Assets Total	1,124,958	1,135,201	14%

Other	137,000	145,346	2%

Private Markets Total	3,754,946	4,503,701	56%

Special Situations	575,752	625,272	8%
Mezzanine	123,455	129,458	1%
Direct Lending	52,920	58,883	1%
Alternative Credit	752,127	813,613	10%
CLOs	1,590,350	1,595,038	20%
Liquid Credit	307,869	339,196	3%
Credit Total	2,650,346	2,747,847	33%

Other	58,623	59,242	1%

Public Markets Total	2,708,969	2,807,089	34%

Specialty Finance	256,219	260,790	3%
Other	513,793	553,462	7%

Capital Markets and Other Total	770,012	814,252	10%

Total Investments	$7,233,927	$8,125,042	100%

Significant Aggregate Portfolio Company Investments: (a)
Alliance Boots GmbH	$228,769	$743,446	9%
First Data Corporation	327,212	265,062	3%
Biomet, Inc.	164,644	213,245	3%
HCA Inc.	35,583	172,072	2%
The Nielsen Company B.V.	52,900	171,818	2%
	809,108	1,565,643	19%
Other Investments	6,424,819	6,559,399	81%
Total Investments	$7,233,927	$8,125,042	100%

____________________________________________________________________________________________

(a)

The significant aggregate portfolio company investments include the top five investments in portfolio companies based on their fair market value as of June 30, 2014. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2014

March 31, 2014	$60,520,300	$41,757,200		$102,277,500
New Capital Raised	1,114,200	1,945,800		3,060,000
KFN Acquisition (a)	-	(4,511,900)		(4,511,900)
Distributions	(4,445,200)	(1,061,300)	(d)	(5,506,500)
Change in Value	2,227,700	411,100		2,638,800
June 30, 2014	$59,417,000	$38,540,900		$97,957,900

Six Months Ended June 30, 2014

December 31, 2013	$61,242,900	$33,077,400		$94,320,300
New Capital Raised	1,703,100	3,066,800		4,769,900
Acquisitions (b)	-	8,423,000		8,423,000
KFN Acquisition (a)	-	(4,511,900)		(4,511,900)
Distributions	(6,634,800)	(2,387,600)	(e)	(9,022,400)
Net Changes in Fee Base of Certain Funds (c)	(933,800)	-		(933,800)
Change in Value	4,039,600	873,200		4,912,800
June 30, 2014	$59,417,000	$38,540,900		$97,957,900

Trailing Twelve Months Ended June 30, 2014

June 30, 2013	$54,452,400	$29,048,500		$83,500,900
New Capital Raised	7,668,000	7,412,300		15,080,300
Acquisitions (b)	-	8,423,000		8,423,000
KFN Acquisition (a)	-	(4,511,900)		(4,511,900)
Distributions	(11,315,300)	(3,675,000)	(f)	(14,990,300)
Net Changes in Fee Base of Certain Funds (c)	(933,800)	-		(933,800)
Change in Value	9,545,700	1,844,000		11,389,700
June 30, 2014	$59,417,000	$38,540,900		$97,957,900

______________________________________________________________________________________________

*	Exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from AUM.
(b)	Represents the AUM of Avoca.
(c)	Represents the impact of certain funds entering the post-investment period.
(d)	Includes $745.9 million of redemptions by fund investors.
(e)	Includes $1,288.4 million of redemptions by fund investors.
(f)	Includes $1,771.0 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment		Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2014

March 31, 2014	$48,211,000		$35,400,600		$83,611,600
New Capital Raised	921,700		1,649,100		2,570,800
KFN Acquisition (a)	-		(2,684,700)		(2,684,700)
Distributions	(2,940,400)	(b)	(1,094,600)	(e)	(4,035,000)
Change in Value	(25,000)		218,600		193,600
June 30, 2014	$46,167,300		$33,489,000		$79,656,300

Six Months Ended June 30, 2014

December 31, 2013	$50,156,300		$27,241,200		$77,397,500
New Capital Raised	1,357,000		2,759,300		4,116,300
Acquisitions (c)	-		7,971,000		7,971,000
KFN Acquisition (a)	-		(2,684,700)		(2,684,700)
Distributions	(4,366,900)	(b)	(2,330,100)	(f)	(6,697,000)
Net Changes in Fee Base of Certain Funds (d)	(964,700)		-		(964,700)
Change in Value	(14,400)		532,300		517,900
June 30, 2014	$46,167,300		$33,489,000		$79,656,300

Trailing Twelve Months Ended June 30, 2014

June 30, 2013	$45,907,500		$22,048,900		$67,956,400
New Capital Raised	7,193,700		7,952,500		15,146,200
Acquisitions (c)	-		7,971,000		7,971,000
KFN Acquisition (a)	-		(2,684,700)		(2,684,700)
Distributions	(6,276,700)	(b)	(3,232,300)	(g)	(9,509,000)
Net Changes in Fee Base of Certain Funds (d)	(964,700)		-		(964,700)
Change in Value	307,500		1,433,600		1,741,100
June 30, 2014	$46,167,300		$33,489,000		$79,656,300

______________________________________________________________________________________________

*	Exclude those assets managed by entities where KKR holds less than a 50% ownership interest.
(a)	Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from AUM.
(b)	Includes the reduction in FPAUM attributed to the invested capital of Energy Future Holdings due to its bankruptcy.
(c)	Represents the FPAUM of Avoca.
(d)	Represents the impact of certain funds entering the post-investment period.
(e)	Includes $745.9 million of redemptions by fund investors.
(f)	Includes $1,288.4 million of redemptions by fund investors.
(g)	Includes $1,771.0 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of June 30, 2014
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$4,889.8	1.3%	$935.2	$-	$935.2	$1,012.1
North America Fund XI	9/2012	9/2018	8,718.4	4,712.4	2.9%	4,006.0	95.4	4,006.0	4,583.7
China Growth Fund	11/2010	11/2016	1,010.0	560.2	1.0%	449.8	32.6	432.4	512.9
E2 Investors (Annex Fund)	8/2009	11/2013	209.4	13.6	4.5%	195.8	144.4	54.5	302.6
European Fund III	3/2008	3/2014	6,229.8	816.3	4.6%	5,413.5	1,494.3	4,620.7	6,601.4
Asian Fund	7/2007	4/2013	3,983.3	57.5	2.5%	3,925.8	3,864.7	2,585.1	3,618.5
2006 Fund	9/2006	9/2012	17,642.2	1,067.9	2.1%	16,574.3	12,881.7	9,538.5	15,500.0
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	5,352.4	1,655.9	3,207.1
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	11,246.2	1,320.8	2,265.5
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,736.6	-	40.8
Total Private Equity Funds			58,454.3	12,117.7		46,336.6	43,848.3	25,149.1	37,644.6

Co-Investment Vehicles	Various	Various	2,903.9	780.3	Various	2,123.6	1,005.1	1,814.0	2,393.7

Total Private Equity			61,358.2	12,898.0		48,460.2	44,853.4	26,963.1	40,038.3

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,617.7	12.8%	356.5	22.2	339.1	351.2
Natural Resources Fund	Various	Various	893.8	320.9	Various	572.9	95.1	496.4	312.8
Global Energy Opportunities	Various	Various	1,028.4	894.2	Various	134.2	6.1	134.2	108.5
Infrastructure Fund	Various	Various	1,042.2	259.9	4.8%	782.3	34.1	782.3	819.7
Infrastructure Co-Investments	Various	Various	1,355.3	250.8	Various	1,104.5	261.6	1,104.5	1,395.2
Real Estate Partners Americas	5/2013	12/2016	1,229.1	868.3	16.0%	360.8	129.2	360.4	402.2
Real Assets			7,523.0	4,211.8		3,311.2	548.2	3,216.9	3,389.6

Private Markets Total			68,881.2	17,109.8		51,771.4	45,401.6	30,180.0	43,427.9

Public Markets

Special Situations Vehicles	Various	Various	4,713.8	1,939.7	Various	2,774.1	981.4	2,231.4	2,660.6
Mezzanine Fund	3/2010	8/2015	987.0	287.3	4.6%	699.7	198.5	611.1	721.7
Direct Lending Vehicles	Various	Various	1,001.9	447.4	Various	554.5	51.0	554.5	604.3

Public Markets Total			6,702.7	2,674.4		4,028.3	1,230.9	3,397.0	3,986.6

Grand Total			$75,583.9	$19,784.2		$55,799.7	$46,632.5	$33,577.0	$47,414.5

_____________________________________________________________________________________________

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cash Revenues
Fees	$254,237	$327,623	$236,707	$581,860	$457,821
Realized cash carry	555,488	193,550	269,828	749,038	357,995
Net realized investment income - KKR	245,711	192,892	150,361	438,603	303,517
Net realized investment income - KFN	36,382	-	-	36,382	-
Total Cash Revenue	1,091,818	714,065	656,896	1,805,883	1,119,333

Cash Expenses
Compensation and benefits	91,444	108,915	80,436	200,359	155,598
Realized cash carry allocated to carry pool	222,195	77,420	107,931	299,615	143,198
Occupancy and related charges	14,757	14,189	13,067	28,946	26,389
Other operating expenses	54,311	52,801	45,027	107,112	89,657
Total Cash Expenses	382,707	253,325	246,461	636,032	414,842

Cash income (loss) before noncontrolling interests and local taxes	709,111	460,740	410,435	1,169,851	704,491

Less: local income taxes	(4,932)	(10,730)	(5,336)	(15,662)	(7,677)
Less: noncontrolling interests	(3,206)	(3,202)	(1,323)	(6,408)	(2,424)
Total Distributable Earnings	700,973	446,808	403,776	1,147,781	694,390

Less: estimated current corporate income taxes	(19,025)	(33,445)	(25,138)	(52,470)	(41,865)

Distributable Earnings, net of taxes	681,948	413,363	378,638	1,095,311	652,525

Less: Undistributed net realized investment income - KKR	(147,427)	(115,735)	(90,217)	(263,162)	(182,110)

Distributed Earnings	$534,521	$297,628	$288,421	$832,149	$470,415

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.85	$0.59	$0.55	$1.44	$0.95

Distribution per KKR & Co. L.P. common unit	$0.67	$0.43	$0.42	$1.10	$0.69

Components of Distribution per KKR & Co. L.P. Common unit

After-tax FRE	$0.09	$0.15	$0.10	$0.24	$0.20
Realized Cash Carry	$0.41	$0.17	$0.23	$0.58	$0.31
Distributed Net Realized Investment Income - KKR	$0.12	$0.11	$0.09	$0.23	$0.18
Distributed Net Realized Investment Income - KFN	$0.05	$-	$-	$0.05	$-

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.15	$0.16	$0.10	$0.31	$0.20

Adjusted Units Eligible For Distribution	803,719,050	696,070,615	689,795,274

Payout Ratio	78.4%	72.0%	76.2%	76.0%	72.1%

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of the KKR’s investment management business, 40% of the net realized investment income of KKR (other than KFN), and 100% of the net realized investment income of KFN, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) 40% of the net realized investment income from KKR (other than KFN) and (iv) 100% of the net realized investment income from KFN. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues; less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense less certain compensation and general and administrative expenses incurred in the generation of net realized investment income in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KKR.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income – KKR and (iv) net realized investment income – KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly owned by KKR); and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds, for only those funds, where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for KKR’s Public Markets in a given period. We believe this measure is useful to unitholders as it provides additional insight into KAM’s investment of capital across its private credit non-liquid strategies for all the investment vehicles which it manages. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in committed dollars invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Other segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held primarily by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. Partners’ Capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes and Equity-based Charges on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Total Distributable Earnings on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO ENI AFTER TAXES AND EQUITY-BASED CHARGES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.47	$0.72	$0.06
Weighted Average Common Units Outstanding - Basic	377,542,161	293,490,461	271,983,811
Net income (loss) attributable to KKR & Co. L.P.	178,215	210,041	15,134
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	186,776	300,814	28,106
Plus: Non-cash equity based charges	92,957	77,528	80,318
Plus: Amortization of intangibles and other, net	37,455	20,169	12,360
Plus: Income taxes	6,176	21,702	8,525
Economic net income (loss)	501,579	630,254	144,443
Less: Provision for income taxes	6,330	36,581	13,486
Economic net income (loss) after taxes	495,249	593,673	130,957
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	40,877	39,353	25,936
Economic net income (loss) after taxes and equity-based charges	454,372	554,320	105,021
Weighted Average Adjusted Units	800,747,528	724,579,220	715,453,358
Economic net income (loss) after taxes and equity-based charges per adjusted unit	$0.57	$0.77	$0.15

	Six Months Ended
	June 30, 2014	June 30, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.16	$0.79
Weighted Average Common Units Outstanding - Basic	335,748,498	264,555,267
Net income (loss) attributable to KKR & Co. L.P.	388,256	208,573
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	487,590	362,218
Plus: Non-cash equity based charges	170,485	161,968
Plus: Amortization of intangibles and other, net	57,624	41,545
Plus: Income taxes	27,878	17,881
Economic net income (loss)	1,131,833	792,185
Less: Provision for income taxes	42,911	33,603
Economic net income (loss) after taxes	1,088,922	758,582
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	80,230	53,354
Economic net income (loss) after taxes and equity-based charges	1,008,692	705,228
Weighted Average Adjusted Units	762,873,784	713,353,287
Economic net income (loss) after taxes and equity-based charges per adjusted unit	$1.32	$0.99

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Net income (loss) attributable to KKR & Co. L.P.	$178,215	$210,041	$15,134
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	186,776	300,814	28,106
Plus: Non-cash equity based charges	92,957	77,528	80,318
Plus: Amortization of intangibles and other, net	37,455	20,169	12,360
Plus: Income taxes	6,176	21,702	8,525
Economic net income (loss)	501,579	630,254	144,443
Plus: Income attributable to segment noncontrolling interests	3,206	3,202	1,323
Less: Total investment income (loss)	162,158	278,651	11,050
Less: Net carried interest	248,902	203,087	36,539
Fee related earnings	93,725	151,718	98,177
Plus: Net interests and dividends	60,432	11,164	2,782
Fee and yield earnings	$154,157	$162,882	$100,959
Plus: Depreciation and amortization	4,140	4,035	3,708
Plus: Core interest expense	19,205	18,400	16,210
Fee and yield EBITDA	$177,502	$185,317	$120,877
Less: Depreciation and amortization	4,140	4,035	3,708
Less: Core interest expense	19,205	18,400	16,210
Less: Net interests and dividends	60,432	11,164	2,782
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	333,293	116,130	161,897
Plus: Net realized investment income - KKR	245,711	192,892	150,361
Plus: Net realized investment income - KFN	36,382	-	-
Less: Local income taxes and noncontrolling interests	8,138	13,932	6,659
Total distributable earnings	$700,973	$446,808	$403,776
Plus: Depreciation and amortization	4,140	4,035	3,708
Plus: Core interest expense	19,205	18,400	16,210
Plus: Local income taxes and noncontrolling interests	8,138	13,932	6,659
Total EBITDA	$732,456	$483,175	$430,353

	Six Months Ended
	June 30, 2014	June 30, 2013

Net income (loss) attributable to KKR & Co. L.P.	$388,256	$208,573
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	487,590	362,218
Plus: Non-cash equity based charges	170,485	161,968
Plus: Amortization of intangibles and other, net	57,624	41,545
Plus: Income taxes	27,878	17,881
Economic net income (loss)	1,131,833	792,185
Plus: Income attributable to segment noncontrolling interests	6,408	2,424
Less: Total investment income (loss)	440,809	331,248
Less: Net carried interest	451,989	277,184
Fee related earnings	245,443	186,177
Plus: Net interests and dividends	71,596	2,311
Fee and yield earnings	$317,039	$188,488
Plus: Depreciation and amortization	8,175	7,389
Plus: Core interest expense	37,605	32,443
Fee and yield EBITDA	$362,819	$228,320
Less: Depreciation and amortization	8,175	7,389
Less: Core interest expense	37,605	32,443
Less: Net interests and dividends	71,596	2,311
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	449,423	214,797
Plus: Net realized investment income - KKR	438,603	303,517
Plus: Net realized investment income - KFN	36,382	-
Less: Local income taxes and noncontrolling interests	22,070	10,101
Total distributable earnings	$1,147,781	$694,390
Plus: Depreciation and amortization	8,175	7,389
Plus: Core interest expense	37,605	32,443
Plus: Local income taxes and noncontrolling interests	22,070	10,101
Total EBITDA	$1,215,631	$744,323

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	June 30, 2014	December 31, 2013

KKR & Co. L.P. partners’ capital	$5,491,877	$2,722,010

Noncontrolling interests held by KKR Holdings L.P.	5,082,655	5,116,761

Equity impact of KKR Management Holdings Corp. and other	(130,946)	(76,171)

Book value	10,443,586	7,762,600

Adjusted units	833,951,053	716,676,699

Book value per adjusted unit	$12.52	$10.83

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	June 30, 2014	December 31, 2013

Cash and cash equivalents	$2,504,205	$1,306,383

Liquid short-term investments	870,959	854,714

Cash and short-term investments	$3,375,164	$2,161,097

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Weighted Average GAAP Common Units Outstanding - Basic	377,542,161	293,490,461	271,983,811
Adjustments:
Weighted Average Unvested Common Units(a)	27,536,748	29,379,509	26,094,953
Weighted Average Other Exchangeable Securities	5,100,929	2,234,259	-
Weighted Average GAAP Common Units Outstanding - Diluted	410,179,838	325,104,229	298,078,764
Adjustments:
Weighted Average KKR Holdings Units (b)	390,567,690	399,474,991	417,374,594
Weighted Average Adjusted Units	800,747,528	724,579,220	715,453,358

	Six Months Ended
	June 30, 2014	June 30, 2013
Weighted Average GAAP Common Units Outstanding - Basic	335,748,498	264,555,267
Adjustments:
Weighted Average Unvested Common Units(a)	28,453,038	25,549,675
Weighted Average Other Exchangeable Securities	3,675,513	-
Weighted Average GAAP Common Units Outstanding - Diluted	367,877,049	290,104,942
Adjustments:
Weighted Average KKR Holdings Units (b)	394,996,735	423,248,345
Weighted Average Adjusted Units	762,873,784	713,353,287

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	June 30, 2014	December 31, 2013
GAAP Common Units Outstanding - Basic	415,469,452	288,143,327
Unvested Common Units(a)	27,395,289	24,164,354
Other Exchangeable Securities	5,195,584	-
GAAP Common Units Outstanding - Diluted	448,060,325	312,307,681
Adjustments:
KKR Holdings Units (b)	385,890,728	404,369,018
Adjusted Units	833,951,053	716,676,699
Adjustments:
Unvested Common Units	(27,395,289)	(24,164,354)
Unvested Other Exchangeable Securities	(2,836,714)	-
Adjusted Units Eligible For Distribution	803,719,050	692,512,345

________________________________________________________________________________________________

(a)

Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson
+1 877-610-4910 (U.S.) / +1 212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller, +1 212-750-8300
media@kkr.com